Registration No. 33-59995

As filed with the Securities and Exchange Commission on July 6, 2004
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post Effective Amendment No. 1 to

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

__________________________

CONTINENTAL AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1600 Smith Street, Dept. HQSEO	74-2099724
(State or other	Houston, Texas 77002	(IRS Employer
jurisdiction of	(Address of principal executive offices)	Identification No.)
incorporation or	(Zip Code)
organization)

CONTINENTAL AIRLINES, INC.
1994 RESTRICTED STOCK GRANT
(Full title of the plan)

Jennifer L. Vogel, Esq.
Senior Vice President,
General Counsel and Secretary
Continental Airlines, Inc.
1600 Smith Street, Dept. HQSEO
Houston, Texas 77002
(713) 324-2950
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

__________________________

DEREGISTRATION OF SECURITIES

Continental Airlines, Inc. (the "Company") previously filed a registration statement on Form S-8 (file no. 33-59995) for the purpose of registering 7,000 shares of its Class B Common Stock ("Common Stock") for issuance pursuant to the Continental Airlines, Inc. 1994 Restricted Stock Grant (the "Plan"). The Company is filing this post-effective amendment to that registration statement to deregister any and all remaining unsold shares of Common Stock covered by such registration statement as of the date hereof. The Company has ceased offering securities under the Plan and no additional securities will be issued thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 6, 2004.
CONTINENTAL AIRLINES, INC. By: /s/ Jennifer L. Vogel Jennifer L. Vogel Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 6, 2004.

Signature	Title

* Gordon M. Bethune	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director

* Lawrence W. Kellner	President, Chief Operating Officer and Director

* Jeffrey J. Misner	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Chris T. Kenny	Vice President and Controller (Principal Accounting Officer)

* Thomas J. Barrack, Jr.	Director

* Kirbyjon H. Caldwell	Director

* Douglas H. McCorkindale	Director

* Henry L. Meyer III	Director

* Oscar Munoz	Director

* George G.C. Parker	Director

* Karen Hastie Williams	Director

* Ronald B. Woodard	Director

* Charles A. Yamarone	Director

*By: /s/ Jennifer L. Vogel Jennifer L. Vogel, Attorney-in-Fact

EXHIBIT INDEX
Exhibit No.	Description
24	- Powers of Attorney